MODIFICATION AGREEMENT

        This Modification Agreement (the Agreement ) is made and entered into as of the 1st day of August, 1996 by and among KRUPP GOVERNMENT INCOME TRUST ( GIT ), BERKSHIRE MORTGAGE FINANCE CORPORATION (the First Mortgagee ), LIFESTYLES AT BOOT RANCH, a Florida general partnership ( Partnership ) and M&D PALM HARBOR, INC. and FL-TAMPA INC., both Florida corporations, (collectively, the Partners ).

                              W I T N E S S E T H:

        WHEREAS, Krupp Mortgage Corporation, now known as Berkshire Mortgage Finance Corporation (the First Mortgagee ) made a mortgage loan to the Partnership in the principal sum of Ten Million Three Hundred Thousand One Hundred and no/100 Dollars ($10,300,100.00) which loan was coinsured by the U.S. Department of Housing and Urban Development (the Coinsured Loan );

        WHEREAS, the Coinsured Loan was made with respect to Lifestyles at Boot Ranch Apartments (the Project ) located on the land described in Exhibit A (the Property ) and the terms of the following Coinsured Loan documents:

              A. The Coinsured Loan is evidenced by a certain Mortgage Note (the Coinsured Note ) dated December 11, 1990 from the Partnership to the First Mortgagee in the original principal sum of $10,300,100.00;

              B. The repayment of the indebtedness evidenced by the Coinsured Note is secured by, among other things, (i) a Mortgage dated December 11, 1990 and recorded in the Official Records of Pinellas County, Florida in Book 7446, Page 1133 (the Coinsured Mortgage ); (ii) a Regulatory Agreement dated December 11, 1992 (the Regulatory Agreement ) and recorded in Book 7446, Page 1140 (the Coinsured Note, Coinsured Mortgage, and Regulatory Agreement are collectively referred to as the
               First Mortgage Loan Documents );

     WHEREAS, the First Mortgagee obtained funding for the Coinsured Loan through the purchase of a GNMA MBS by GIT. The interest rates on the Coinsured Loan were below the then prevailing interest rates for comparable loans and securities and GIT was unwilling to participate in the Coinsured Loan, unless the Partnership agreed to pay additional interest to GIT;

     WHEREAS, the Partnership agreed to pay additional interest to GIT pursuant to a subordinated promissory note (the Subordinated Note ) made by the Partnership in favor of GIT which is secured by a subordinated multifamily mortgage (the Subordinated Mortgage ) dated December 11, 1990 recorded in the Official Record of Pinellas County, (collectively, the
   Subordinated Loan Documents );


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






     WHEREAS, the Partners have executed an Additional Loan Agreement, and a Additional Loan Note evidencing an Additional Loan amount of One Million Eight Hundred Seventeen Thousand Six Hundred Sixty-Five and no/100 Dollars (1,817,665.00) ( Additional Loan ) which Additional Loan is secured by Pledge and Security Agreements and UCC financing statements with all documents dated December 11, 1992 (collectively, the Additional Loan Documents );

     WHEREAS, the Project has experienced financial difficulties and the Partnership and the Partners have requested assistance from GIT in regards to their obligations under the Coinsured Loan Documents and the Additional Loan Documents;

     WHEREAS, the Partnership, the Partners, the First Mortgagee and GIT have agreed to modify the Subordinated Note, the Additional Loan Agreement and the Additional Loan Note based upon GIT s providing the financial assistance described herein; and

     WHEREAS, the Partnership, the Partners, the First Mortgagee and GIT have reached an agreement the terms and conditions of which agreement are set forth herein.

     NOW THEREFORE, in consideration of the foregoing, Ten and no/100 Dollars ($10.00) in hand paid to GIT, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the Partnership, the Partners, the First Mortgagee and GIT hereby agree as follows:

     1.    Recitals  Incorporated.     The  foregoing   Recitals  are   hereby
  incorporated herein to the same extent as if hereafter fully set forth.

     2. GIT Funding. The Partnership shall continue to make monthly debt service payments in accordance with the Coinsured Note. Effective January 1, 1996 and during a period of twenty-four (24) months thereafter, GIT will rebate monthly to the Partnership the difference in the interest rate (e.g., 8.5%) payable under the Coinsured Note (the Original Rate ), and seven and one-half percent (7.5%), (collectively, the Modified Rate ). The difference in the Original Rate and Modified Rate for each such monthly payment in the aggregate (hereinafter the Interest Advance ) shall be repaid as provided in Section 8 below.

     3. Partnership/Partners Funding. The Partnership and/or Partners will provide upon execution of this Agreement an equity contribution of $150,000 to be deposited in an interest bearing escrow account controlled by GIT. Withdrawals from the escrow account may only be used to assist in bringing the delinquent Coinsured Loan current, to help reduce trade payables or as specified by GIT for other related Project costs.




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






     4.    Payment  of  Base  Interest  and  Participating   Income  Interest.
  Section 2.A. of the Additional Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

           A. Base Interest shall be payable from available Surplus Cash; provided that, for any fiscal year GIT shall be paid only 50% of available Surplus Cash so long as the available Surplus Cash does not exceed $200,000 for that fiscal year.

     Section 1.A. of the Subordinated Promissory Note is amended to delete the period at the end of the first paragraph and add the following:

              ; provided that for any fiscal year where Surplus Cash exceeds $200,000, the Holder shall receive 75% of the Surplus Cash amount which exceeds $200,000.

     5.    Definition of  an Payment of Preferred  Interest.   Section 1(n) of
  the Additional Loan Agreement is deleted in its entirety and substituted in lieu thereof is the following:

           (n) Preferred Interest shall mean and refer to that amount which, as of the time of calculation, would be equal to a cumulative, preferred return to the Holder of ten percent (10%) per annum simple interest from the date of Final Endorsement to the date of such calculation on the outstanding balance of the Additional Loan, plus any other funds advanced under the Additional Loan, less (A) the aggregate amount of any prepayments of principal under the Additional Loan, (B) Participating
  Income Interest as set forth in the Subordinated Note; and (C) Base Interest payments made under the Additional Loan Note, provided, however, that the portion of the reserve and escrow amounts described in subsection 2(B)(iii) below which are retained by the Holder, if any, shall be credited towards Preferred Interest, and not towards principal on the Additional Loan or the Coinsured Loan.

     Section 2.B.(i) of the Additional Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

           (i) ten percent (10%) per annum simple interest from January 1, 1996, to the date of calculation of such interest on the outstanding balance of the Additional Loan and any other funds advanced by the Holder under the Additional Loan, including but not limited to funds deposited in the Project Reserve Account, and shall be reduced by the aggregate amount of any permitted prepayments of principal under the Additional Loan, until the Additional Loan has been paid in full, less (a) Participating Income Interest made under the Subordinated Note, and (b) Base Interest payments made under the Additional Loan Note.

     6.    Operating  Deficits  and  Capital  Call.    Section  3.A.   of  the
  Additional  Loan Agreement is amended to delete the period at the end of the


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






  third sentence and to add the following provision at the end of the third sentence:

              ; provided however, beginning January 1, 1997, the Partnership and/or Partners (Borrowers) shall fund any operating deficit i.e., payment shortfall for the Coinsured Loan or to fund other related Project costs as deemed necessary by GIT up to a maximum of $50,000 per year, with any deficit exceeding $50,000 to be funded as provided herein.

     7. Acceleration of Maturity Date, the Maturity Date and Prepayment Period Extended. Notwithstanding any provision to the contrary in the Additional Loan Agreement, Additional Loan Note, the Subordinated Promissory Note and the Coinsured Note, the undersigned parties hereby agree that the Acceleration of Payment Date, the Payment Date and the
  prepayment period including any lockout period as described in the Coinsured Note for the Coinsured Loan are hereby extended for a period of five (5) years from the date as specified for in those documents.

     8. Participating Appreciation Interest and Payment Obligation Priorities. Notwithstanding any provision to the contrary in the Subordinated Promissory Note Additional Loan Agreement, and the Additional Loan Note, the undersigned parties agree that the priority and payment of the following shall occur upon the earlier of (i) Sale or Refinancing, (ii) prepayment of the Additional Loan, (iii) prepayment of the Coinsured Loan,
  (iv) the Accelerated Maturity Date, (v) the Payment Date or (vi) the Maturity of the Coinsured Loan and shall be paid in the following order:

                    a.          Payment  of  principal  and  interest  of  the
                    Coinsured Loan.
                    b.          Payment  of the  principal  of  the Additional
                    Loan.
                    c. Repayment of the $150,000 deposit as provided in section 2 above and any Capital Call advance made by the Partners in accordance with Section 3 of the Additional Loan Agreement as modified by this Agreement pari-passu with the Interest Advance and any Capital Call advance made by GIT.
                    d.          Payment  of  any  unpaid or  accrued Preferred
                    Interest.
                    e. Any remaining proceeds shall be split 50% to Partnership and/or Partners and 50% to GIT.

     9. All capitalized terms unless defined herein shall have the same meaning as that term is defined in the Subordinated Promissory Note, the Additional Loan Agreement and the Additional Loan Note.

     10.   Notice Requirements.



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






           a) All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid United States first-class, certified mail, return receipt requested, at any time other than a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to be received on the earlier of the date shown on the return receipt or three (3) business days after the post-marked day thereof. In addition, notices hereunder may be delivered by hand or by overnight courier, in which event the notice shall be deemed effective when delivered. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                 If to the Partnership:

                 c/o Forest City Enterprises
                 10800 Brookpark Road
                 Cleveland, Ohio  44130
                 Attn.:  Edward Pelavin

                 If to the Partners:

                 M&D Palm Harbor, Inc.
                 c/o Florida Southwest Development
                 3816 West Linebaugh Avenue
                 Suite 105
                 Tampa, Florida  33624
                 Attn.:  Kenneth Mamula

                 FL-Tampa, Inc.
                 c/o Forest City Enterprises
                 10800 Brookpark Road
                 Cleveland, Ohio  44130
                 Attn.:  Edward Pelavin

                 If to the First Mortgagee:

                 Berkshire Mortgage Finance Corporation
                 470 Atlantic Avenue
                 Boston, Massachusetts  02210
                 Attn.:  Connie Pemmerl

                 If to GIT:

                 c/o Berkshire Mortgage Finance Corporation
                 470 Atlantic Avenue
                 Boston, Massachusetts  02210
                 Attn.:  Ronald Halpern

                 with a copy to:

                 Peabody & Brown

  WAS: 8814_1/RE.27294.5                             5

                 Suite 800
                 1255 23rd Street, N.W.
                 Washington, D.C.  20037
                 Attn.:  George L. Daves, Esq.

           b) Any party hereto may change the address to which notices shall be directed under this Paragraph 10 by giving ten (10) days written notice of such change to the other parties.

     11. Loan Documents Not Impaired. Except as expressly set forth herein with respect to the Subordinated Note, the Additional Loan Agreement and Additional Loan Note, the agreements set forth herein are not intended to affect or alter the obligations of the Partnership and the Partners under the First Mortgage Documents, Subordinate Loan Documents or Additional Loan Documents and this Agreement shall not be construed as a novation, renegotiation or release under any of these documents.

     12.   Representations of Borrower.   The Partnership and Partners  hereby
  acknowledges and confirms with the First Mortgagee and GIT that:

                    a. They have no offset, counterclaim or defense with respect to the obligations under the First Mortgage Loan Document, the Subordinated Loan Documents or Additional Loan Documents and to the extent that they have any offset, counterclaim or defense with respect to the obligations thereunder, they hereby waive and release such offset, counterclaim and defense.

                    b. The Partnership and the Partners ratify and affirm all obligations under the First Mortgage Loan Documents and Subordinated Loan Documents and Additional Loan Documents.

                    c. Except for the matters expressly set forth herein, the Partnership and Partners hereby release and forever discharge the First Mortgagee and GIT and all its directors, officers, employees, administrators, agents, subsidiaries, affiliates, appraisers, inspectors, accountants, attorneys, successors and assigns from any and all present existing causes of action, demands, claims, debts, accounts, liabilities, costs, expenses, contracts, promises, agreements and damages whatsoever (hereinafter referred to individually and collectively as the Claims ) which related to the First Mortgage Loan Documents, the Subordinated Loan Documents, the Additional Loan Documents and also including without limitation any and all claims arising out of or relating to the exercise by the First Mortgagee and GIT of any rights pursuant thereto.


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






     13. Representation of the First Mortgagee and GIT. The First Mortgagee and GIT hereby acknowledges that all payment obligations identified in this Agreement, First Mortgage Loan Documents, the Subordinated Loan Documents and Additional Loan Documents are nonrecourse.

     14.   Execution  in  Counterparts.    This  Agreement  may  be  signed in
  counterparts by the parties and shall be effective upon the signature of the second party to sign the Agreement.

     15. Binding Effect. The terms and provisions of this Agreement shall be binding upon the parties hereto and their heirs, successors and assigns.

     16.   Time of Essence.  Time is of the essence in this Agreement.

     17. Governing Law. This Agreement shall be construed under the laws of the State of Florida and if any provisions of this Agreement are held by a court of competent jurisdiction to be illegal, invalid or unenforceable, then such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the other provisions of this Agreement.































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






  IN WITNESS WHEREOF, the undersigned parties have caused this instrument to be executed as of the day, month and year first written above.


  PARTNERSHIP:

                                   Lifestyles at Boot Ranch, a Florida
                                      general partnership

                                      By:   FL-Tampa, Inc., a Florida
                                            corporation, general partner

                                      By:   _______________________________
                                            Name:
                                            Title:

                                      By:   M&D Palm Harbor, Inc., a Florida
                                            corporation, general partner


                                      By:   ________________________________
                                            Name:
                                            Title:


                                      PARTNERS:

                                      FL-Tampa, Inc., a Florida corporation

                                      By:   ________________________________
                                            Name:
                                            Title:

                                      M&D Palm Harbor, Inc., a Florida
                                      corporation

                                      By:   ________________________________
                                            Name:
                                            Title:


                                      GIT:

                                      Krupp Government Income Trust, a
                                      Massachusetts business trust

                                      By:   Berkshire Mortgage  Advisors
  Limited Partnership, its advisor

                                      By:   BRF Corporation, its general

  WAS: 8814_1/RE.27294.5                             8
                                            partner


                                      By:   ________________________________
                                            Name:
                                            Title:


                                      FIRST MORTGAGEE:

                                      Berkshire Mortgage Finance Corporation


                                      By:   ________________________________
                                            Name:
                                            Title:



































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